UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2017, Rick Carpenter resigned as Senior Vice President of Engineering of Smith Micro Software, Inc. (the “Company”).  On that same date, Mr. Carpenter entered into a Resignation Severance and Release Agreement (the “Agreement”).  The Agreement provides that in exchange for helping with the transition of his responsibilities, Mr. Carpenter will be provided with benefits consisting of (i) a lump-sum payment of $9,815.38 (ii) accelerated vesting of 52,527 shares of restricted stock, and (iii) a consulting agreement for $6,000.00 per month for the months of February and March 2017.

On October 28, 2016, Carla Fitzgerald resigned as Chief Marketing Officer of the Company to pursue other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: February 23, 2017	By:	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer